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                                                                     EXHIBIT 28A

                  First Chicago Credit Card Master Trust  II
                      Excess Spread Analysis - July 2001

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
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Series                                    95-M          95-O          96-Q          96-S          97-U          98-V
Deal Size                               $500MM        $500MM        $900MM        $700MM        $400MM         $1BIL
Expected Maturity                     10/15/02      12/16/02       2/15/02      12/16/02      10/15/02      10/15/01
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Yield                                   22.44%        22.44%        22.44%        22.44%        22.44%        22.44%
Less Coupon                              4.09%         4.10%         3.99%         4.01%         3.99%         4.18%
  Servicing Fee                          1.50%         1.50%         1.50%         1.50%         1.50%         1.50%
  Net Credit Losses                      7.02%         7.02%         7.02%         7.02%         7.02%         7.02%
Excess Spread:
  July-01                                9.82%         9.82%         9.93%         9.91%         9.93%         9.73%
  June-01                                9.11%         9.11%         9.22%         9.20%         9.22%         9.02%
  May-01                                 9.13%         9.13%         9.23%         9.22%         9.23%         9.04%
Three Month Average Excess Spread        9.36%         9.35%         9.46%         9.44%         9.46%         9.26%

Delinquency*:
  30 to 59 Days                          1.26%         1.26%         1.26%         1.26%         1.26%         1.26%
  60 to 89 Days                          0.90%         0.90%         0.90%         0.90%         0.90%         0.90%
  90+ Days                               1.69%         1.69%         1.69%         1.69%         1.69%         1.69%
  Total                                  3.85%         3.85%         3.85%         3.85%         3.85%         3.85%

Payment Rate                            32.59%        32.59%        32.59%        32.59%        32.59%        32.59%

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Series                                    99-W          99-X          99-Y
Deal Size                               $750MM        $750MM        $550MM
Expected Maturity                      3/15/02       6/16/03       8/15/03
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Yield                                   22.44%        22.44%        22.44%
Less: Coupon                             4.05%         4.08%         4.09%
  Servicing Fee                          1.50%         1.50%         1.50%
  Net Credit Losses                      7.02%         7.02%         7.02%
Excess Spread:
  July-01                                9.87%         9.84%         9.83%
  June-01                                9.15%         9.12%         9.12%
  May-01                                 9.17%         9.14%         9.14%
Three Month Average Excess Spread        9.40%         9.36%         9.36%

Delinquency*:
  30 to 59 Days                          1.26%         1.26%         1.26%
  60 to 89 Days                          0.90%         0.90%         0.90%
  90+ Days                               1.69%         1.69%         1.69%
  Total                                  3.85%         3.85%         3.85%

Payment Rate                            32.59%        32.59%        32.59%
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